UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2013, the Board of Directors of Duke Energy Corporation (the “Company”) adopted Amended and Restated By-Laws (the “Amended By-Laws”) to provide for majority voting in uncontested Director elections.  The Amended By-laws are effective October 22, 2013.

Under the Amended By-Laws, in an uncontested election at which a quorum is present, a Director will be elected if the number of shares voted “for” the Director’s election exceeds the number of votes “withheld” from that Director’s election.  In addition, the Company continues to maintain a resignation policy, which requires an incumbent Director who receives more “withhold” votes than votes “for” his or her election to tender his or her letter of resignation for consideration by the Corporate Governance Committee of the Company’s Board of Directors.

In contested elections, Directors will continue to be elected by plurality vote. For purposes of the Amended By-laws, a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

The Company’s By-Laws previously provided for a plurality voting standard in all Director elections.

The foregoing description of the Amended By-Laws is qualified in its entirety by reference to the Amended By-Laws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference. Section 3.03 of the Amended By-Laws reflects the changes described above.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

3.1 Amended and Restated By-Laws of Duke Energy Corporation, effective October 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 25, 2013	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated By-Laws of Duke Energy Corporation, effective October 22, 2013.